Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC.
REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

New York, New York - October 31, 2007 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the third quarter ended October 6, 2007. Revenues for the third quarter of 2007 totaled $1,028 million versus revenues of $1,078 million for the third quarter of 2006.

The Company reported earnings per share of $3.97 for the third quarter of 2007, as compared to earnings per share of $0.56 in the same period last year. Excluding the effects of the sale of our Barneys retail operations and its related results, the impact of severance and other expenses related to restructuring activities and certain other charges, adjusted earnings per share from continuing operations for the third quarter of 2007 were $0.51, as compared with $0.59 for the same period last year, as detailed in the accompanying schedule.

Wesley R. Card, President and Chief Executive Officer, stated, "Despite the continued challenges in the retail environment throughout the third quarter, which were primarily due to the unseasonably warm weather and economic conditions affecting our target consumer, our businesses performed in line with our expectations for the period. Consistent with the overall retail climate, our company-owned retail stores continued to trend negatively during the third quarter as comparable store sales were down 8.7% for the period, even as we began to implement our turnaround efforts."

John T. McClain, Chief Financial Officer, commented, "Our financial position remains strong. We ended the quarter with $783 million of total debt and, net of $109 million cash on hand, our debt to total capitalization ratio was 24.3%, in line with our expectations. Cash used by continuing operating activities during the period was $111 million, compared with cash provided by operating activities of $153 million in the prior year. The decrease in cash from continuing operations was the result of lower earnings, including the costs related to our strategic initiatives and the exit of our Moderate Sportswear lines, the timing of shipments and payments for inventory, as well as the absence of the positive impact from the exit of Polo Jeans Company, which benefited last year."

Mr. Card continued, "Our guidance for 2007 full year adjusted earnings per share for continuing operations remains in the range of $1.20 to $1.25, compared to 2006 adjusted earnings per share for continuing operations of $1.94. Our performance to date, the execution of the sale of our Barneys retail operations, the exit of our Moderate Sportswear labels, and the continued weakening in the retail environment are offset by a lower tax rate and the benefit of share repurchases."

Mr. Card concluded, "The management team is moving forward together, and the entire organization has been very focused on our turnaround activities during the quarter. While we are only in the beginning of this process, we are cautiously encouraged by our progress. Despite the overall challenges in the macro economic environment, I am confident that through the initiatives that began several months ago, we have laid a strong foundation for operational improvements and we will begin to see results into 2008 and beyond."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of November 16, 2007 for payment on November 30, 2007.

The Company also reported that under the terms of the $400 million accelerated share repurchase ("ASR") agreement it entered into with Goldman, Sachs & Co. ("Goldman") in September, it has received approximately 2.4 million additional shares of its outstanding common stock in October, bringing the total it has received to date under the ASR to approximately 17.9 million shares. Remaining shares, if any, to be received under the ASR program, up to a maximum of 3.1 million possible shares, will be received upon final settlement of the program, which is scheduled for no later than July 19, 2008, and may occur earlier at the option of Goldman or later under certain circumstances.

During the quarter, as previously reported, the Company also repurchased 5.1 million shares for $95 million under its current share repurchase authorization, and has approximately $300 million remaining under its authorization program.

Separately, on October 17, 2007, the Board of Directors of Jones Apparel Group, Inc. elected Donna F. Zarcone to the Board of Directors, effective October 29, 2007. Ms. Zarcone has been named to the Audit Committee and the Nominating/Corporate Governance Committee of the Board. Ms. Zarcone will stand for election at the Company's 2008 Annual Meeting of Shareholders.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through November 7 and may be accessed by dialing 877-344-7529. Enter account number 412322.  A PowerPoint slide presentation will accompany the prepared remarks and has been posted on the investor relations section on the Company's website.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP financial information regarding the effect on earnings per share from continuing operations of the sale of our Barneys retail operations, the strategic review of its operations, the loss on the sale of the Polo Jeans Company business, restructuring costs, the costs associated with the termination of certain licensing agreements and certain other items. The Company believes that providing this further information will allow investors to better analyze its ongoing results. The Company has also provided a reconciliation of its GAAP results to adjusted results. The Company has not provided a reconciliation with respect to 2007 targeted earnings per share growth given that it is an estimate derived from projected results.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  the impact of changes in the market value of the Company's common stock on the final number and price of shares repurchased under the accelerated share repurchase agreement;

  the Company's ability to effectively deploy the proceeds received by it from the sale of Barneys, and the timing of the use of those proceeds;

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to attract and retain qualified executives and other key personnel;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended July 7, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

	THIRD QUARTER				NINE MONTHS
	2007		2006		2007		2006

Net sales	$ 1,011.8	98.5%	$ 1,058.3	98.2%	$ 2,970.8	98.7%	$ 3,031.5	98.4%
Licensing income (net)	15.4	1.5%	14.2	1.3%	36.8	1.2%	35.5	1.2%
Service and other revenue	0.4	0.0%	5.0	0.5%	2.3	0.1%	12.9	0.4%

Total revenues	1,027.6	100.0%	1,077.5	100.0%	3,009.9	100.0%	3,079.9	100.0%
Cost of goods sold	701.1	68.2%	704.6	65.4%	2,028.1	67.4%	1,982.4	64.4%

Gross profit	326.5	31.8%	372.9	34.6%	981.8	32.6%	1,097.5	35.6%
SG&A expenses	286.2	27.9%	270.9	25.1%	831.2	27.6%	815.6	26.5%
Trademark impairments	11.5	1.1%	-	-	80.5	2.7%	-	-
Reversal of losses on assets held for sale	(30.4)	(3.0%)	-	-	-	-	-	-
Loss on sale of Polo Jeans Company business	-	-	-	-	-	-	45.1	1.5%

Income from operations	59.2	5.8%	102.0	9.5%	70.1	2.3%	236.8	7.7%
Net interest expense and financing costs	(12.7)	(1.2%)	(10.1)	(0.9%)	(40.0)	(1.3%)	(34.1)	(1.1%)
Equity in earnings of unconsolidated affiliates	1.0	0.1%	1.1	0.1%	3.1	0.1%	2.9	0.1%

Income from continuing operations before taxes	47.5	4.6%	93.0	8.6%	33.2	1.1%	205.6	6.7%
(Benefit) provision for income taxes	(90.9)	(8.8%)	34.6	3.2%	(98.5)	(3.3%)	96.2	3.1%

Income from continuing operations	138.4	13.5%	58.4	5.4%	131.7	4.4%	109.4	3.6%

Income from discontinued operations, net of tax	261.7	25.5%	4.6	0.4%	269.2	8.9%	14.2	0.5%

Cumulative effect of change in accounting for share-based payments, net of tax	-	-	-	-	-	-	1.9	0.1%

Net income	$ 400.1	38.9%	$ 63.0	5.8%	$ 400.9	13.3%	$ 125.5	4.1%

Shares outstanding - diluted	100.7		112.4		106.3		113.8
Earnings per share - diluted
Income from continuing operations	$1.37		$0.52		$1.24		$0.96
Income from discontinued operations	$2.60		$0.04		$2.53		$0.12
Cumulative effect of change in accounting principle	-		-		-		$0.02
Net income	$3.97		$0.56		$3.77		$1.10

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	THIRD QUARTER		NINE MONTHS
	2007	2006	2007	2006

Income from continuing operations (as reported)	$ 138.4	$ 58.4	$ 131.7	$ 109.4
(Benefit) provision for income taxes	(90.9)	34.6	(98.5)	96.2
Loss on sale of Polo Jeans Company business (a)	-	-	-	45.1
Reversal of losses on assets held for sale (b)	(30.4)	-	-	-
Items affecting segment income:
Trademark impairments (c)	11.5	-	80.5	-
Severance and other expenses related to strategic review of operations, and certain other items (d)	48.6	12.7	70.3	41.5

Adjusted income from continuing operations before taxes	77.2	105.7	184.0	292.2
Adjusted provision for income taxes	25.5	39.3	63.7	108.1

Adjusted income from continuing operations	$ 51.7	$ 66.4	$ 120.3	$ 184.1

Earnings per share from continuing operations - diluted (as reported)	$1.37	$ 0.52	$1.24	$ 0.96
(Benefit) provision for income taxes	(0.90)	0.31	(0.93)	0.85
Loss on sale of Polo Jeans Company business (a)	-	-	-	0.40
Reversal of losses on assets held for sale (b)	(0.30)	-	-	-
Items affecting segment income:
Trademark impairments (c)	0.11	-	0.76	-
Severance and other expenses related to strategic review of operations, and certain other items (d)	0.48	0.11	0.66	0.36

Adjusted income from continuing operations before taxes	0.76	0.94	1.73	2.57
Adjusted provision for income taxes	0.25	0.35	0.60	0.95

Adjusted earnings per share from continuing operations - diluted	$ 0.51	$ 0.59	$ 1.13	$ 1.62

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ 1.0	$ 9.3	$ 9.5	$ 16.9
Wholesale moderate apparel	28.0	1.1	37.9	1.8
Wholesale footwear and accessories	0.5	0.1	1.4	14.9
Retail	0.8	0.9	2.4	4.7
Licensing, other & eliminations	29.8	1.3	99.6	3.2

Total	$ 60.1	$ 12.7	$ 150.8	$ 41.5

Adjusted segment margins
Wholesale better apparel	12.5%	16.0%	13.7%	15.2%
Wholesale moderate apparel	6.8%	7.5%	6.6%	9.7%
Wholesale footwear and accessories	14.1%	13.3%	11.9%	12.4%
Retail	(8.2%)	2.4%	(6.7%)	4.1%

Total	8.5%	10.6%	7.3%	10.5%

(a)	Represents the net loss recorded in relation to the settlement of the litigation with Polo Ralph Lauren Corporation and sale of our Polo Jeans Company operations to Polo Ralph Lauren Corporation in February 2006.
(b)	Represents the loss recorded relating to the adjustment of certain assets to their net realizable value in anticipation of the sale of certain moderate sportswear brands.
(c)	Represents the impairments recorded in accordance with SFAS No. 142, resulting from the shutdown of certain of our moderate sportswear brands.
(d)	Represents certain items and charges incurred in relation to the overall strategic review of operations, inclusive of the charges related to the closure of our Stein Mart leased shoe departments as announced in May 2006.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended October 6, 2007
Revenues from external customers	$ 320.5	$ 246.9	$ 267.8	$ 176.8	$ 15.6	$ 1,027.6
Intersegment revenues	46.9	2.0	24.8	-	(73.7)	-

Total revenues	367.4	248.9	292.6	176.8	(58.1)	1,027.6

Segment income (loss)	$ 44.9	$ (9.9)	$ 40.8	$(15.3)	$ (31.7)	28.8

	12.2%	(4.0%)	13.9%	(8.7%)		2.8%
Net interest expense						(12.7)
Reversal of losses on assets held for sale						30.4
Equity in earnings of unconsolidated affiliates						1.0

Income from continuing operations before provision for income taxes						$ 47.5

Segment income (loss)	$ 44.9	$ (9.9)	$ 40.8	$(15.3)	$ (31.7)	$ 28.8
Adjustments affecting segment income	1.0	28.0	0.5	0.8	29.8	60.1

Adjusted segment income (loss)	$ 45.9	$ 18.1	$ 41.3	$(14.5)	$ (1.9)	$ 88.9

Adjusted segment margin	12.5%	6.8%	14.1%	(8.2%)		8.5%

For the fiscal quarter ended September 30, 2006
Revenues from external customers	$ 320.7	$ 287.4	$ 260.0	$ 194.5	$ 14.9	$ 1,077.5
Intersegment revenues	41.9	0.9	16.0	-	(58.8)	-

Total revenues	362.6	288.3	276.0	194.5	(43.9)	1,077.5

Segment income	$ 48.8	$ 20.4	$ 36.7	$ 3.8	$ (7.7)	102.0

	13.5%	7.1%	13.3%	2.0%		9.5%
Net interest expense						(10.1)
Equity in earnings of unconsolidated affiliates						1.1

Income from continuing operations before provision for income taxes						$ 93.0

Segment income	$ 48.8	$ 20.4	$ 36.7	$ 3.8	$ (7.7)	$ 102.0
Adjustments affecting segment income	9.3	1.1	0.1	0.9	1.3	12.7

Adjusted segment income	$ 58.1	$ 21.5	$ 36.8	$ 4.7	$ (6.4)	$ 114.7

Adjusted segment margin	16.0%	7.5%	13.3%	2.4%		10.6%

For the fiscal nine months ended October 6, 2007
Revenues from external customers	$ 890.4	$ 807.4	$ 732.9	$ 541.9	$ 37.3	$ 3,009.9
Intersegment revenues	125.1	9.2	52.8	-	(187.1)	-

Total revenues	1,015.5	816.6	785.7	541.9	(149.8)	3,009.9

Segment income (loss)	$ 129.9	$ 17.6	$ 92.3	$ (38.9)	$ (130.8)	70.1

	12.8%	2.2%	11.7%	(7.2%)		2.3%
Net interest expense						(40.0)
Equity in earnings of unconsolidated affiliates						3.1

Loss from continuing operations before provision for income taxes						$33.2

Segment income (loss)	$ 129.9	$ 17.6	$ 92.3	$ (38.9)	$ (130.8)	$ 70.1
Adjustments affecting segment income	9.5	37.9	1.4	2.4	99.6	150.8

Adjusted segment income (loss)	$ 139.4	$ 55.5	$ 93.7	$(36.5)	$ (31.2)	$ 220.9

Adjusted segment margin	13.7%	6.6%	11.9%	(6.7%)		7.3%

For the fiscal nine months ended September 30, 2006
Revenues from external customers	$ 887.7	$ 887.4	$ 691.1	$ 576.3	$ 37.4	$ 3,079.9
Intersegment revenues	112.7	3.0	38.5	-	(154.2)	-

Total revenues	1,000.4	890.4	729.6	576.3	(116.8)	3,079.9

Segment income	$ 135.6	$ 84.4	$ 75.3	$ 19.1	$ (32.5)	281.9

	13.6%	9.5%	10.3%	3.3%		9.2%
Loss on sale of Polo Jeans Company business						(45.1)
Net interest expense						(34.1)
Equity in earnings of unconsolidated affiliates						2.9

Income from continuing operations before provision for income taxes						$ 205.6

Segment income	$ 135.6	$ 84.4	$ 75.3	$ 19.1	$ (32.5)	$ 281.9
Adjustments affecting segment income	16.9	1.8	14.9	4.7	3.2	41.5

Adjusted segment income	$ 152.5	$ 86.2	$ 90.2	$ 23.8	$ (29.3)	$ 323.4

Adjusted segment margin	15.2%	9.7%	12.4%	4.1%		10.5%

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	October 6, 2007	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 109.0	$ 29.9
Accounts receivable, net of allowances of $39.8 and $37.4 for doubtful accounts, discounts, returns and co-op advertising	505.9	524.1
Inventories	590.3	552.1
Assets held for sale	5.1	207.6
Deferred taxes	57.3	35.8
Other current assets	58.5	67.2

TOTAL CURRENT ASSETS	1,326.1	1,416.7
Property, plant and equipment, at cost, less accumulated depreciation and amortization	297.5	273.8
Goodwill	1,051.9	1,493.2
Other intangibles, less accumulated amortization	626.1	759.4
Deferred taxes	6.3	-
Assets held for sale	-	404.4
Other assets	53.8	50.8

	$ 3,361.7	$ 4,398.3

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ -	$ 191.2
Current portion of capital lease obligations	4.5	4.0
Accounts payable	190.9	234.3
Liabilities related to assets held for sale	-	90.1
Income taxes payable	55.5	61.0
Accrued expenses and other current liabilities	165.9	137.2

TOTAL CURRENT LIABILITIES	416.8	717.8

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	779.0	786.2
Deferred taxes	-	160.6
Liabilities related to assets held for sale	-	93.2
Other	72.3	66.9

TOTAL NONCURRENT LIABILITIES	851.3	1,106.9

TOTAL LIABILITIES	1,268.1	1,824.7

STOCKHOLDERS' EQUITY	2,093.6	2,573.6

	$ 3,361.7	$ 4,398.3

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

		Nine Months Ended
		October 6, 2007	September 30, 2006

	CASH FLOWS FROM OPERATING ACTIVITIES:
	Net income	$ 400.9	$ 125.5
Less:	Income from discontinued operations	(269.2)	(14.2)
	Cumulative effect of change in accounting principle	-	(1.9)

	Income from continuing operations	131.7	109.4

	Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of acquisitions and divestitures:
	Loss on sale of Polo Jeans Company business	-	45.1
	Amortization expense in connection with employee stock options and restricted stock	12.3	10.2
	Depreciation and other amortization	55.9	54.1
	Trademark impairments	80.5	-
	Equity in earnings of unconsolidated affiliates	(3.1)	(2.9)
	Provision for losses on accounts receivable	2.3	(0.5)
	Deferred taxes	(18.4)	27.4
	Other items, net	1.1	0.7
	Changes in operating assets and liabilities:
	Accounts receivable	(148.5)	(109.2)
	Inventories	(56.7)	(11.6)
	Prepaid expenses and other current assets	8.4	(4.4)
	Other assets	0.9	2.4
	Accounts payable	(88.0)	11.7
	Income taxes payable	(106.9)	8.6
	Accrued expenses and other current liabilities	17.7	9.8
	Other liabilities	0.1	2.4

	Total adjustments	(242.4)	43.8

	Net cash (used in) provided by operating activities of continuing operations	(110.7)	153.2
	Net cash provided by operating activities of discontinued operations	38.9	8.0

	Net cash (used in) provided by operating activities	(71.8)	161.2

	CASH FLOWS FROM INVESTING ACTIVITIES:
	Proceeds from sale of Barneys, net of cash sold and selling costs	858.7	-
	Net proceeds from sale of Polo Jeans Company business	-	350.6
	Capital expenditures	(79.0)	(70.4)
	Other	2.8	0.1

	Net cash provided by investing activities of continuing operations	782.5	280.3
	Net cash used in investing activities of discontinued operations	(40.5)	(45.0)

	Net cash provided by investing activities	742.0	235.3

	CASH FLOWS FROM FINANCING ACTIVITIES:
	Net (repayments) borrowings under credit facilities	(100.0)	61.7
	Redemption at maturity of 7.875% Senior Notes	-	(225.0)
	Principal payments on capitalized leases	(2.9)	(3.2)
	Purchases of treasury stock	(496.9)	(211.9)
	Dividends paid	(45.3)	(40.7)
	Net cash advances to discontinued operations	(21.8)	(34.4)
	Proceeds from exercise of employee stock options	11.1	19.3
	Excess tax benefits from share-based payment arrangements	1.6	2.3

	Net cash used in financing activities of continuing operations	(654.2)	(431.9)
	Net cash provided by financing activities of discontinued operations	18.0	34.4

	Net cash used in financing activities	(636.2)	(397.5)

	EFFECT OF EXCHANGE RATES ON CASH	3.5	0.4

	NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	37.5	(0.6)
	CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 and $6.9 reported under assets held for sale	71.5	34.9

	CASH AND CASH EQUIVALENTS, ENDING, including $4.4 reported under assets held for sale in 2006	$ 109.0	$ 34.3